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                                                                   Exhibit 99.1


                    JagMedia Holdings, Inc. and Subsidiaries
             (Formerly known as JagNotes.com Inc. and Subsidiaries)

                   Unaudited Condensed Pro Forma Balance Sheet
                                January 31, 2002

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


                                                                 January             Pro Forma              Pro Forma
                                                                 31, 2002           Adjustments            As Adjusted
                                                              ---------------       -----------            ------------
Total assets                                                   $      315,530                             $      315,530
                                                               ==============                             ==============

Total liabilities                                              $      595,114                             $      595,114
                                                               --------------                             --------------

Stockholders' deficiency:
   Preferred stock; par value $.00001
        per share; 15,000,000 shares
        authorized; none issued                                            -                                         -
   Common stock, par value $.00001
        per share; 27,656,124 shares
        issued and outstanding                                            277         $(277)
   Class A common stock, par value
        $.00001 per share; 155,000,000
        shares authorized; 25,141,932
        shares to be issued and outstanding                                             251                          251
   Class B common stock, par value
        $.00001 per share; 30,000,000
        shares authorized; 2,514,192
        shares to be issued and outstanding                                              25                           25
   Additional paid-in capital                                      36,626,613             1                   36,626,614
   Unearned compensation                                             (141,090)                                  (141,090)
   Accumulated deficit                                            (36,765,384)                               (36,765,384)
                                                                -------------     ---------               --------------
            Total stockholders' deficiency                           (279,584)        -                         (279,584)
                                                               --------------     ---------               --------------

            Total liabilities and stockholders'
                deficiency                                     $      315,530      $  -                   $      315,530
                                                               ==============      ========               ==============

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The pro forma balance sheet assumes that the recapitalization of common stock effected by the Company on April 8, 2002 had been consummated on January 31, 2002 and includes pro forma adjustments to reflect the following: (i) the amendment of the Company's Articles of Incorporation to authorize the issuance of up to 200,000,000 shares of capital stock, of which 15,000,000 shares are authorized for issuance as preferred stock, 155,000,000 shares are authorized for issuance as Class A common stock and 30,000,000 shares are authorized for issuance as Class B common stock; (ii) the issuance of 1 share of Class A common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization; and (iii) the issuance of .1 share of Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization.